UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2008

VISA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33977	26-0267673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 932-2100

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 7, 2008, at a Special Meeting of Stockholders, the stockholders of Visa Inc. (the “Company”) approved a proposal to amend Section 4.18 of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) and certain related provisions. As a result, the Company filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on March 7, 2008. The Amended and Restated Certificate of Incorporation became effective upon filing.

The amendment to Section 4.18 of the Certificate and to certain related provisions has the effect of permitting the Company to effect the mandatory redemption of Class B Common Stock and Class C Common Stock (other than Class C (Series II) Common Stock) in two separate tranches as opposed to the single tranche redemption required by the Certificate prior to this amendment.

A copy of the Amended and Restated Certificate of Incorporation as filed with the Secretary of State of Delaware on March 7, 2008 is attached as Exhibit 3.1 to Amendment No. 6 to Visa Inc.’s Registration Statement on Form S-1 also filed today and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.

Dated: March 13, 2008	By:	/s/ Joseph W. Saunders
	Name:	Joseph W. Saunders
	Title:	Chief Executive Officer and Chairman of the Board of Directors